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                                                                      EXHIBIT 99

EPI OPERATIONS (DIVISIONS)                   PLANT LOCATIONS
- --------------------------                   ---------------
Cincinnati Industrial Machinery
3280 Hageman Street
Sharonville, Ohio 45241                      Sharonville, Ohio

Construction Equipment
1802 E. 50th Street
Lubbock, Texas 79404                         Lubbock, Texas
                                             Acuna, Coahuila, Mexico

Electronics
"C" and Porter Streets
Joplin, Missouri 64801                       Colorado Springs, Colorado (2)
                                             Galena, Kansas
                                             Joplin, Missouri (6)
                                             Seneca, Missouri
                                             Stella, Missouri
                                             Socorro, New Mexico
                                             Grove, Oklahoma

Fabricon Products
1721 West Pleasant Avenue
River Rouge, Michigan 48218                  River Rouge, Michigan
                                             Riverton, New Jersey
                                             Philadelphia, Pennsylvania

Hillsdale Tool & Manufacturing Co.
135 E. South Street
Hillsdale, Michigan 49242                    Hamilton, Indiana
                                             Hillsdale, Michigan (3)
                                             Jonesville, Michigan
                                             Vassar, Michigan
                                             San Luis Potosi, Mexico

Michigan Automotive
Research Corporation
1254 North Main Street
Ann Arbor, Michigan 48104                    Ann Arbor, Michigan

Minerals
1755 E. Plumb Lane, #151
Reno, Nevada 89510                           Clark, Nevada
                                             Colado, Nevada
                                             Vale, Oregon

Orthane
1500 I-35 W. (at Airport Road)
Denton, Texas 76202                          Denton, Texas